GUARANTOR’S RATIFICATION

The undersigned Guarantor hereby reaffirms its continuing obligations under the terms of that certain Guaranty and Suretyship Agreement dated August 24, 2007 (as amended, restated, replaced and/or modified from time to time, the “Guaranty”), and acknowledges that (i) it has read the Amended and Restated Revolving Credit, Term Loan and Security Agreement dated of even date herewith, (ii) the Obligations under the Amended and Restated Revolving Credit, Term Loan and Security Agreement dated the date hereof, as may be amended, restated, modified and/or extended from time to time, are secured by its Guaranty, and (iii) it makes such reaffirmation with full knowledge of the terms thereof.

ATTEST:	AIR INDUSTRIES GROUP, INC.

/s/ DARIO PERAGALLO	By: /s/ PETER RETTALIATA
Name: DARIO PERAGALLO	Name: PETER RETTALIATA
Title: Secretary	Title: President

Dated:  June 27, 2013